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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         2002 Annual Report on Form 10-K

                                 EXHIBIT 10.18

                        BRIGGS & STRATTON PRODUCT PROGRAM




         RESOLVED, to enhance their understanding and appreciation of the Company's business, outside directors are encouraged to use products that are sold by the Company and its subsidiaries and products that are powered by the Company's engines and motors. Each such director may receive up to $10,000 of such products annually. The value of the products will be included in the recipient director's taxable income, and the Company will reimburse the director for applicable tax liability associated with the receipt of the products.